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                                                                    EXHIBIT 23.3

CONSENT OF MOHLER, NIXON & WILLIAMS ACCOUNTANCY CORPORATION,
INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 18, 2000, in the Registration Statement (Form S-1) and related prospectus of Virage Logic Corporation.

Our audits are also included in the consolidated financial statements schedule listed in Item 16(b) to the Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.



                                            Mohler, Nixon & Williams
                                            Accountancy Corporation

Campbell, California
        , 2000

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The foregoing consent is in the form that will be signed upon the completion of the reincorporation of Virage Logic Corporation in Delaware as described in
Note 9 of the Notes to the consolidated financial statements.


                                        /s/ Mohler, Nixon & Williams
                                            Accountancy Corporation

Campbell, California
May 2, 2000